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                                                                    Exhibit 21.1

WATERS CORPORATION AND SUBSIDIARIES

Waters Corporation (Delaware)
         Waters Technologies Corporation (Delaware)
                  Waters Australia PTY LTD. (Australia)
                  Waters A/S (Denmark)
                  Waters AG (Switzerland)
                  Waters NV (Belgium)
                  Waters Cromatografia SA (Spain)
                  Waters SA de CV (Mexico)
                  Waters Comercial Ltda (Brazil)
                  Waters OY (Finland)
                  Waters Ges.MBH (Austria)
                           Waters Kft (Hungary)
                           Waters Sp.Zo.o (Poland)
                  Waters SA (France)
                           Micromass SA (France)
                  Waters GmbH (Germany)
                           Creon Lab Control AG
                                 Creon Lab Control Srl (Romania)
                  Waters SpA (Italy)
                  Waters Sverige AB (Sweden)
                  Waters Limited (Canada)
                  TA Instruments-Waters LLC (Delaware)
                  TA Instruments, Inc. (Delaware)
                  Creon Lab Control Inc. (Delaware)
                  Waters France Holding Corp. (Delaware)
                  Waters Investments Limited (Delaware)
                           Waters India Pvt. Ltd.(India)
                                 Esbee Wire Pvt. Ltd. (India)
                           Waters Asia Limited (Delaware)
                                 Waters Korea (Korea)
                                 Waters China Ltd. (Hong Kong)
                                 Waters Int'l Trading Limited (China)
                           Nihon Waters Limited (Delaware)
                                 Nihon Waters K.K. (Japan)
                                        Rheometric Scientific F.E. Ltd
                                 TA Instruments Japan, Inc. (Japan)
                           Microsep Proprietary Ltd (So. Africa) (24.5%)

Waters Investments Ltd. (Delaware) (continued)
                  Waters Finance I LLC
                  Waters Finance II LLC
                  Waters Finance IV LLC
                           Waters European Holdings LLP
                                 Milford International Limited
                                 Manchester International Limited
                                 MM European Holdings LLP
                                    Waters Finance III LLC
                                    Waters Luxembourg SARL
                                    Waters Tech. Holdings Ltd (Ireland)

                  Subsidiaries of Waters Luxembourg SARL
                  Micromass Holdings Ltd.
                           Waters Chromatography BV (Netherlands)
                           Waters Chromatography Europe BV (Netherlands) Micromass Ltd. (UK)
                                 Waters Ltd. (UK)
                                    Phase Sep Ltd. (UK)
                                        Phase Sep Eurl (France)
                                    Longpure (UK)
                                        Phase Sep. BV (Netherlands)
                                 Micromass UK Ltd. (UK)
                                    Micromass Investments Ltd. (UK)
                                        Mass Analyser Prod Ltd. (UK)
                                 Micromass International Ltd. (UK)
                                    Micromass B.V. (Netherlands)
                                        Micromass SA (Spain)
                                        Micromass AB (Sweden)
                           TA Instruments Ltd. (UK)
                  Sandygrow Ltd. (Ireland)
                           Rodolfo Holding Ltd. (Ireland)
                                 Milford Finance BV (Netherlands)
                           Waters Chromatography Ireland Ltd. (Ireland)
                                 Waters Tech. Ireland Ltd. (Ireland)

* All subsidiaries are 100% owned unless otherwise indicated.